FOR IMMEDIATE RELEASE

Samuel A. Kovnat, 860-245-0191
William B. Cotton, 847-806-7707

FLIGHT SAFETY TECHNOLOGIES, INC. ANNOUNCES
COMMON STOCK REPURCHASE PROGRAM

MYSTIC, Conn., March 24, 2003 - Flight Safety Technologies (OTC:BB-FLST), an innovator in the development of advanced technologies aimed at enhancing aviation safety and efficiency, announced today that the Company's Board of Directors has authorized the repurchase of up to $200,000 worth of the Company's common stock. Under the stock repurchase program, the Company may purchase through December 31, 2003, as market conditions warrant and from time to time on the open market or in privately negotiated transactions, up to $200,000 of its common stock.

Samuel Kovnat, Chairman and Chief Executive Officer of Flight Safety Technologies commented that "the Board's action was based on its conclusion that the ability to repurchase stock under certain appropriate circumstances will help the Company enhance the value of its common stock for its shareholders as well as assist management in its ability to strategically manage its capital. This stock repurchase program indicates our belief in the Company's prospects for growth and that the purchase of its own shares represents a good investment opportunity for the Company that will enhance shareholder value." The repurchases under the plan will be made in accordance with applicable regulations of the Securities Exchange Act of 1934 as amended.

About Flight Safety Technologies, Inc.

Flight Safety is developing advanced technologies aimed at improving the safety and efficiency of aircraft travel. Flight Safety has been working with the Federal Aviation Administration (FAA), and its parent agency, the Department of Transportation (DOT), National Aeronautics and Space Administration (NASA), the Airline Pilots Association (ALPA), and major airports to develop and utilize cost effective technology called SOCRATES to monitor and detect dangerous "wake vortex turbulence."

Flight Safety believes that upon completion of development, its patented wake turbulence detection technology, in consort with NASA-developed vortex-track prediction technology, will: improve the safety of aircraft traffic by determining more precisely when it is safe to land or take off, increase efficiency at airports by optimizing aircraft landing and separation standards, reduce passenger delays and generate substantial cost savings for airports and the airline industry

The company is also developing a proprietary low-cost collision warning system called UNICORN, for small and private aircraft.

Flight Safety Technologies, Inc. trades Over the Counter under the symbol FLST (OTC:BB-FLST). Flight Safety is headquartered in Mystic, Conn. For more information please visit the company's website at www.flysafetech.com, and check its periodic reports to the U.S. Securities and Exchange Commission.

'Safe Harbor' statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as "should", "believes", "anticipates", "plans", "goals", "expects", "may", "will", "objectives", "missions", or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology and new products sufficiency and availability of capital to fund operations, research and development, fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materials from those presently anticipated.